Exhibit 4.22

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

	AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT					1.	CONTRACT ID CODE 043085209			PAGE 1	OF	PAGES 2

2.	AMENDMENT/MODIFICATION NO.	3.	EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQ. NO.			5.	PROJECT NO. (If applicable)
	00004		See Block 16C.

6.	ISSUED BY	CODE 7523		7.	ADMINISTERED BY (If other than Item 6)				CODE 7523
	Centers for Disease Control and Prevention (CDC) Procurement and Grants Office (PGO) 2920 Brandywine Road, Rm. 3734 Atlanta, GA 30341-5539

8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)				( )	9A.	AMENDMENT OF SOLICITATION NO.
	Acambis, Inc. 38 Sidney Street Cambridge, MA 02139					9B.	DATED (See Item 11)
						10A.	MODIFICATION OF CONTRACT/ORDER NO.
							200-2002-00004
					X	10B.	DATED (See Item 13)

CODE 651			FACILITY CODE				November 28, 2001

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
Appropriation: 75X0140 Allowance: B2176 OCC: 25.55 CAN: 2921-ATB1 Amount: ****** (Increase)

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(✓)	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

X	D.	OTHER (Specify type of modification and authority)
FAR 52.232-22, Limitation of Funds (Apr 1984)

E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this modification is to incrementally fund Section B, paragraph B.1, of the subject contract. Page two is attached hereto and made a part hereof.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A.	NAME AND TITLE OF SIGNER (Type or print)			16A.	NAME OF CONTRACTING OFFICER
Lorenzo J. Falgiano

15B.	CONTRACTOR/OFFEROR			16B.	UNITED STATES OF AMERICA
		15C.	DATE SIGNED			16C.	DATE SIGNED
				BY			1/31/02

	(Signature of person authorized to sign)				(Signature of Contracting Officer)

Contract No. 200-2002-00004
Modification No. 00004

Section B, paragraph B.1, Consideration, is hereby deleted and the following substituted therefore:

B.1     352.232-74 CONSIDERATION – FIRM-FIXED PRICE, INCREMENTALLY FUNDED LINE ITEM

LINE ITEM	SUPPLIES/SERVICES	ESTIMATED	UNIT	EXTENDED
		QUANTITY	PRICE	PRICE

0001	Development Production and FDA Licensure of Smallpox Vaccine	22 months	****** per month	******

(a)	It is determined that the total price to the Government for full performance of this line item will be ******

(b)	Total funds currently available for payment and allotted to this line item are ******. For further provisions on funding, see Limitations of Funds Clause.

(c)	It is estimated that the amount currently allotted will cover 12 months of performance of line item 0001 through November 30, 2002.

(d)	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

(e)	Monthly payments will be made upon submission of a properly executed invoice and submission of the Monthly Progress Report required per Section C.8 of the Statement of Work.

The contract funded amount is hereby increased from ****** to ******, an increase of ******, and the period of performance remains unchanged by reason of this modification.

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